EXHIBIT 5.1

May 19, 2010

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Jayhawk Energy, Inc. Form S-1 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Jayhawk Energy, Inc., a Colorado corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above  and the laws of the State of Colorado, we are of the opinion that the securities being sold pursuant to the Registration Statement, consisting of (i) 5,000,001 shares of common stock issuable upon conversion of senior secured convertible debentures, (ii) 2,111,387 shares of common stock issued upon exercise of warrants, (iii) 2,000,000 shares of common stock issuable upon exercise of outstanding warrants; (iv) up to 925,000 shares of common stock issuable, at the option of the Company, in lieu of payments of interest on senior secured convertible debentures  ; (v) 21,666 shares of common stock issued, at the option of the Company, in lieu of payments of interest on senior secured convertible debentures; and (vi) 166,000 shares of common stock issuable upon exercise of warrants issued to the placement agent  are duly authorized and, will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable and binding obligations under the laws of the State of Colorado.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP
Sichenzia Ross Friedman Ference LLP

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